SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[_] Definitive Proxy Statement                Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           COMPASS BANCSHARES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           COMPASS BANCSHARES, INC.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3) .

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Notes:

DIRECTIONS
COMPASS NEWS FOR EMPLOYEES


April 7, 1995                                              Volume 1, Issue 8



ESOP VOTING DEADLINE EXTENDED
     The trustee for the ESOP/401(k) plan and the PAYSOP has extended the deadline for receipt of voting instructions from plan participants until noon, Eastern time, on Monday, April 10.
     Please remember:  voting instruction cards must be received by Corporate
                                                        --------
Election Services, Inc. before the deadline.
     Also, if confidentiality is a concern, be assured that the ESOP/401(k) and PAYSOP plans require that voting be confidential. No one will know how you vote your ESOP/401(k) or PAYSOP shares.
     Additionally, in the March 28 hearing in which the U.S. District Court refused to postpone the 1995 annual shareholders meeting, Judge Sam C. Pointer, Jr. reviewed Compass' ESOP/401(k) voting procedures and said, "The provisions that have been made at this point dealing with stock ownerships under ESOP or PAYSOP, I think, are adequate for the protection of the employees."
     Your instructions are important.  Please forward your instructions today
                                                                        -----
to ensure receipt by the deadline. You may use Express Mail, Federal Express or other expedited delivery. If needed, the street address for Corporate Election Services, Inc. is 100 First Avenue, Suite 400, Pittsburgh, PA 15222 and the telephone number is (412) 566-2400. Do not forward your voting instructions for your ESOP/401(k) or PAYSOP shares to anyone other than Corporate Election Services.
                                      ###

BROCK CIRCULATES VIDEOTAPES WITH SPLICED CLIPS
COMPLETE HEARING TRANSCRIPTS AVAILABLE

     Following revelations last week that Harry Brock secretly taped telephone conversations with employees, shareholders and others, he had another taping episode.
     This time, it is a video he created by splicing together video clips made at different times to take quotes out of context. The clips were pulled from the deposition of Compass Chairman and CEO D. PAUL JONES, JR., taken prior to the March 28 hearing, and a video-taped message Jones delivered to employees in early February.
     The circulation of the video also follows a set-back Brock was delivered when U.S. District Judge Sam C. Pointer, Jr. ruled on March 28 that the Compass annual meeting would go on as scheduled on April 11. Brock had filed suit in federal court to ask the judge, among other things, to delay the meeting.
     "It is a sad commentary on Mr. Brock's desperation that he must resort to yet another dirty trick," said Jones, upon learning of the videotape.
     The tape distorts the simple truth that the discussions were instigated by Brock's suggesting to a Regions director that the Regions Chairman call Jones. He knows that there was never a deal or serious negotiations, that no promises were made to Jones, and that the subject was fully discussed at a Compass Board meeting in which Brock participated and that it is now a closed issue. Brock knew what was going on long before filing any lawsuit and it is misleading if he gives the impression that this is new-found knowledge on his part. In fact, the board merely again did its duty -- gave thoughtful consideration to an in-market merger to ascertain whether it was in the shareholder's interests, which it is not.
     "It is disturbing that Mr. Brock continues to try to drive a wedge between the management and employees of our company through these types of tactics," Jones said. "This type of activity hurts everyone.
     "As we enter the final stretch before the annual meeting, no matter what the outcome, I want to thank employees for their support throughout this ordeal and commend everyone on weathering what has been a very public and trying experience."
     The complete depositions of Jones and Brock in written and video-taped form, the brief submitted by Compass for the hearing and the hearing summary are available at every regional Human Resources office to all employees who wish to review these items in their entirety. To keep disruptions to a minimum, employees are asked to call their regional Human Resources offices to schedule a time to review the information.



PULL QUOTE:
     "As we enter the final stretch before the annual meeting, no matter what the outcome, I want to thank employees for their support throughout this ordeal and commend everyone on weathering what has been a very public and trying experience."

                                   -- D. Paul Jones, Jr.

                                      ###

TWO INDEPENDENT ADVISORS SIDE WITH COMPASS
     The Compass Bank board of directors has received the endorsement of two prominent independent advisors to large institutional investors in the proxy fight with director Harry B. Brock, Jr.
     Institutional Shareholders Services, Inc. and Investors Fiduciary Services, Inc. analyze publicly traded companies for institutional clients. Both have recommended their clients support the board-nominated slate of directors.
     Institutional shareholders, including mutual funds and insurance companies, control about 20 percent of Compass' stock.

                                      ###


COMPASS WINS SUPPORT OF DANIEL FOUNDATION
BROCK ADDS A DIRECTOR'S ENDORSEMENT
    The Daniel Foundation, Compass Bancshares' largest single shareholder other than the Employee Stock Ownership Plan, has sided with the Compass Bancshares board of directors in the proxy contest in casting its 960,048 shares. The foundation, which owns 2.6 percent of total Compass shares, was established by the late R. Hugh Daniel, a construction magnate and civic leader who helped found Compass in 1964.
    Harry Brock and Compass director Charles W. (Bill) Daniel sit on the seven-member Daniel Foundation board. Both abstained from voting on the measure. Daniel, president of Dantract, is slated by Compass' board for reelection in the current proxy contest.
    Meanwhile, Compass director Garry N. Drummond publicly endorsed Brock, a longtime friend. Chairman and CEO D. PAUL JONES, JR. stated that he respects Drummond's opinion.
    "We should understand that it would be difficult for Garry to go against Mr. Brock because of their long-standing relationship," Jones said.
    Drummond joins two other directors, Skip Brock and Red Leach, in supporting Brock. Jones and six other directors have publicly opposed Brock's efforts.

                                      ###

DEAN WITTER ENDORSES COMPASS MANAGEMENT
     Compass received an unsolicited letter from the Managing Director-Corporate Finance for Dean Witter Reynolds, Inc., the nation's third largest brokerage firm, supporting the company's current management and their decision that now is not the time to sell the bank.
     According to William C. Bertha, Jr., "Dean Witter believes that current management has done an excellent job in running the bank; in fact, of all the banks in the Dean Witter research universe, Compass has the greatest total annual return of all banks during the 1990 through 1994 period with a total average return of 25.1%"
     In the March 25 letter, which was addressed to Compass Chief Financial Officer GARY HEGEL, Bertha wrote that while Dean Witter had not conducted due diligence to render an official opinion, the firm's viewpoint is that the $30.70 First Union proposal, delivered to the board in October by Harry Brock, was inadequate.
     Bertha's letter further states that, "We firmly believe that the value of your franchise is worth more than $30.70 a share and will improve steadily due to the following reasons:
     "First, we believe that the interest rate environment has stabilized; we do not believe the Fed will be increasing rates further in 1995. This type of outlook has very positive implications for bank stocks in 1995 and 1996 as we experience a 'soft landing' in the economy. As interest rate fears continue to abate, we believe that the investor community will rotate back into the banking sector and drive valuations back to a reasonable level versus the historically low relative price/equity levels bank stocks endured versus the S&P at the end of last year. Bank stock valuations have already begun to rebound in response to this outlook, year-to-date 1995.
     "Second, we believe that despite a slow down in the economy that loan demand -- especially in the markets you service -- will be strong throughout the year leading to continued profitability in 1995. Our analyst believes Compass' earnings will grow by 12% in 1995 over your record earnings number for 1994.
     "Third, we believe that due to regulatory changes -- in particular the reduction in FDIC insurance premiums and the demise of Glass-Steagall (which we think will both be accomplished in 1995) -- the underlying value of commercial bank franchises will become more valuable and enjoy a market multiple expansion due to their ability to realize higher absolute levels of profitability as a result of expanded powers and more diversified earning streams. The change in the regulatory landscape has very positive long-term implications for the industry.
     "Fourth, the balance sheet integrity of Compass remains strong both from an asset quality and capital perspective. Your financial integrity allows you to execute both acquisition strategies and product expansion programs which should lead to continued levels of strong financial performance. Dean Witter believes that current management has done an excellent job in running the bank; in fact, of all the banks in the Dean Witter research universe, COMPASS HAS THE GREATEST TOTAL ANNUAL RETURN OF ALL BANKS DURING THE 1990 THROUGH 1994 PERIOD WITH A TOTAL AVERAGE RETURN OF 25.1%. This type of performance is reflected in your stock price which has had an outstanding appreciation record since Paul Jones became Chief Executive Officer."

                                      ###

HOTLINE QUESTION ANSWERED
     Q. Will the annual meeting be broadcast via teleconference or videotaped?
     A. There are no plans to broadcast or videotape the meeting out of consideration for those who attend; no one should feel uncomfortable at the meeting.

                                      ###

PERSONALIZED BENEFITS STATEMENTS DELIVERED IN HOME MAIL
     Each year, eligible employees get a detailed look at the total value of their benefits in a personalized benefits statement produced by the Compensation and Benefits Department.
     Each statement includes a description of the individual employee's benefits package, personalized calculations and helpful worksheets and reminders.
     New easy-to-read statements based on participation as of Dec. 31, 1994 have been mailed to full-time employees' home addresses. Please carefully review the information, and direct any questions to your regional Human Resources office.

                                      ###

NOTABLES

PROMOTIONS
     Birmingham: CARLA BROWN, securities specialist, Trust; PAM CONSTANCE, cash management sales representative, Cash Management Sales/Production; WILL DAVENPORT, commercial lender (II), Small Business Center; ANN DEW, loan information specialist, Loan Processing/Loan Documentation; ROBERT DOBBS, commercial lender (II), Small Business Center; AMY DONLY, banking services representative, Center-point Supermarket; NANCY DUNN, group administrator, trust sales officer; SHIRLEY HOLT, senior accounting clerk, Accounting; FRANKLIN JOHNSON, senior programmer/analyst, Systems & Programming; JAMIE LABELLO, head teller (II), Financial Center; KATHY LINDERMAN, operations manager, Returns Transit; BILL MAXSON, lead programmer/analyst, Systems & Programming; MONICA MEZRANO, real estate loan specialist (II), Loan Processing-Underwriting; JUANITA MIXON, collection/disbursement clerk, Trust Administration; CASSIE SHERMAN, accounting clerk, Accounting; MARTHA SMITH, personal investment officer, Retail Investment Sales; ANDREW TIBBS, real estate loan specialist, Loan Processing-Underwriting; EARTHA TURNER, operations manager, Data Processing Operations.
     Central Region: MICHAEL BENTON, personal investment officer, Tuscaloosa/Northport; CAROL FERRARO, sales support representative, Calhoun County/Jacksonville; RENEE GIBSON, banking services representative; Eufaula/Main; ANDREW HARDIN, vice president, manager, professional development, Montgomery/Professional Association; MARY STARR, sales support representative, Montgomery Mall; DELORES WARD, administrative coordinator (II), Montgomery/Main.
     Dallas: PATTI AUSTIN, customer service representative, Frisco; JANIS EATON, financial sales representative, Mesquite; LISA HORINE, P&R teller, Furneaux Creek; SHERRY LACKLAND, secretary, Mesquite.
     Gulf Region: RENEE DAVIS, commercial loan representative, Mobile/Bel Air.
     Houston: BRIAN ANDERSON, vice president, commercial lender (IV), Northwest; DAVID HAYS, commercial lender, Weslayan; LOURDES LEDESMA, trust operations support analyst, Administrative Center; VICKI MARTINEZ, secretary, River Oaks; RITA PALMER, adjustment clerk (II), Administrative Center.
     Northern Region: BRITIN BOATRIGHT, commercial loan officer, Decatur/Main; JUDY NAYLOR, administrative coordinator (II), Decatur/Bank Card.


FEBRUARY 1995 AUDITS
     The ASSET BASED LOAN ADMINISTRATION DEPARTMENT received its ninth consecutive number one audit rating.
     The DOCUMENTATION/BOOKKEEPING DEPARTMENT received its third consecutive number one audit rating.
     The BIRMINGHAM/CRESTLINE OFFICE received its second consecutive number one audit rating.
     COMPASS INSURANCE received its second consecutive number one audit rating. The DALLAS/WOODLANDS OFFICE received its first number one audit rating.

                                      ###

WHIDDON NAMED WATCH WINNER
     CONNIE WHIDDON, relationship banking officer, Baldwin County/Daphne, won $25 as the March Employee Watch winner.
     Other Compass employees participating in March were: KATE APPLIN, CINDY BAILES, GEORGIA BARNETT, BARBARA CANADY, ERIC DUNCAN, KATHY ESNEAULT, SHERRI HENSON, DIANE JORDAN, DOT LYNCH, JEANNIE MANN, JANA MELTON, SARAH PITTS, ELLEN ROWELL, MARY WILLIAMS, and ALAN WOOD.
     Each submitted article or reported broadcast must include the time, date, station or publication name, subject of the report and length of broadcast. Paid advertisements are not eligible.
     Send entries to: ELLEN LADEN, Director of Public Relations/Birmingham/ Corporate Headquarters.

                                      ###


Directions is produced by the Employee Relations Department for employees of
- ----------
Compass Bancshares and its affiliates, headquartered at 15 South 20th Street, Birmingham, Alabama 35233.

BECKY PINKSTON and PAM COCHRAN, Editors.